NYSE Amex Equities Exchange Symbol - UEC
FOR IMMEDIATE RELEASE

August 29, 2011

Uranium Energy Corp Receives Draft Radioactive Material License, the Final State Authorization, for the Goliad Project in South Texas

Corpus Christi, TX - August 29, 2011 - Uranium Energy Corp (NYSE-AMEX: UEC, the "Company")

is pleased to announce that the Company's Goliad In-Situ Recovery (ISR) Project in South Texas has received a Draft Radioactive Material License (DRML) from the Texas Commission on Environmental Quality (TCEQ).

The RML is the last state-level authorization needed by the Company to begin construction at its Goliad ISR project.

Amir Adnani, president and CEO, stated, "We are very pleased with this meaningful step toward the completion of permitting. When combined with the Company's production from the Palangana ISR operation, this second South Texas project is expected to bolster overall production greatly. We are grateful to TCEQ for reviewing and advancing UEC's applications."

RMLs are initially issued in draft form to allow the Company the opportunity to review the license and provide TCEQ with comments or suggested changes to the license. Uranium Energy Corp has already begun its review of the license and will provide TCEQ its comments as soon as possible. Once UEC files its comments, TCEQ will complete its final internal review and prepare the Final RML. A 30-day public notice of the agency's action will follow, providing the public with a chance to comment on the license before it is finalized.

As announced in the Company's press release on February 14, 2011, all other state permits and authorizations have been received from TCEQ, including:

  a Class III Injection Well Permit (Mine Permit);

  two Class I Injection Well Permits (disposal well permits);

  a Production Area Authorization for its first production area (PA-1);

  a Permit by Rule (air permit exemption); and

  a state-approved aquifer exemption

Once the Final RML has been issued the Company will have all necessary permits to commence construction of the Goliad ISR satellite project. Before the Company initiates in-situ recovery of uranium at Goliad's Production Area One, the regional EPA must concur with the Aquifer Exemption, which has been granted to the Company by TCEQ.

Under federal rules, Primacy States such as Texas, where all permits are reviewed and issued at the state level, a request for concurrence must be made to the regional EPA regarding Aquifer Exemptions. The TCEQ filed a request for concurrence regarding the Goliad Aquifer Exemption in late May.  EPA formally acknowledged the receipt of TCEQ's request on May 27, 2011.

About the Goliad In-Situ Recovery (ISR) Project

The Goliad ISR project is one of the Company's four uranium projects (also referred to as satellite projects) in South Texas and is located 40 miles east of the Company's Hobson ISR processing facility.  The facility at Hobson forms the basis of the Company's regional operating strategy in the South Texas Uranium Belt and processes uranium-loaded resins from satellite projects into a final product commonly known as yellowcake or U3O8.

About Uranium Energy Corp

Uranium Energy Corp. (NYSE-AMEX: UEC) is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which has been granted its Mine Permit and is in the final stages of mine permitting for production. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws, including the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Forward looking statements included in this news release relate to management's expectation that the Database will significantly advance the Company's ongoing exploration efforts in South Texas. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.